Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

WEC Energy Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount Of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	731,621(1)	$81.95(2)	$59,956,341(2)	0.00014760	$8,849.56
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	1,268,379(1)(3)		$246,900,000			S-3ASR	333-249542	October 19, 2020	$13,666.42
	Total Offering Amounts					$306,856,341		--
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$8,849.56

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the amount of common stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, dividend, or other change in the capitalization of the Registrant.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of WEC Energy Group Inc.’s common stock as reported on the consolidated reporting system of the New York Stock Exchange on October 12, 2023.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, 1,268,379 shares registered hereunder are unsold securities previously registered on Registration Statement No.333-249542 filed on October 19, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the $13,666.42 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. The aggregate number of shares of common stock to be sold pursuant to this Registration Statement shall not exceed 2,000,000.